SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2005

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318	52-2181734
(Commission File Number)	(I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

On September 6, 2005, Ventiv Health, Inc. (“Ventiv”) and Accordion Holding Corporation, a newly formed, wholly owned subsidiary of Ventiv, entered into a definitive agreement (the “Acquisition Agreement”) with inChord Communications, Inc. (“inChord”) and its shareholders for the acquisition of the outstanding capital stock of inChord. The closing of the acquisition is subject to the completion of acquisition financing and other customary closing conditions, including the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Ventiv has separately agreed to guarantee to inChord and its shareholders the obligations of Accordion Holding Corporation under the Acquisition Agreement.

The purchase price consideration to be paid at closing will consist of $172.5 million in cash and unregistered shares of the Common Stock, par value $0.001 per share, of Ventiv (“Common Stock”) having an assigned value of $12.5 million. The cash portion of the purchase price to be paid under the Acquisition Agreement will be funded through a borrowing under Ventiv’s anticipated new term loan facility described below. The purchase price also includes an earn-out provision pursuant to which inChord’s shareholders will become entitled to additional consideration, which may be material, if inChord achieves specified financial targets during 2005 through 2007. A portion of this additional consideration may, at Ventiv’s option, be satisfied by the issuance of unregistered shares of Common Stock.

Also on September 6, 2005, Ventiv entered into a commitment letter with UBS Loan Finance LLC, UBS Securities LLC, Bank of America N.A. and Banc of America Securities LLC, which provides for a $175 million term loan facility and a $50 million revolving credit facility (the “Commitment Letter”). The closing of the financing contemplated by the Commitment Letter is subject to the satisfaction of various conditions.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference. When issued, the Common Stock to be issued pursuant to the Acquisition Agreement will be exempt from registration pursuant to either Regulation D or Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03.  Material Modifications to Rights of Security Holders.

The Commitment Letter contemplates that the credit facilities described therein will contain limitations on the ability of Ventiv to pay dividends. Ventiv has not declared cash dividends in the past and has no plans to do so in the foreseeable future.

Item 7.01  Regulation FD Disclosure

A copy of the press release announcing the execution of the Acquisition Agreement is being furnished pursuant to Regulation FD. The information contained in the press release included herewith, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, such information shall not be deemed to be incorporated by reference into Ventiv’s filings under the Securities Act of 1933, as amended, except as set forth with respect thereto in any such filing.

Item 9.01 Financial Statements and Exhibits

(c) The following document is filed as an exhibit to this report:

Exhibit No.	Description

10.1	Bank Facilities Commitment Letter dated September 2, 2005

99.1	Press release dated September 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

	By:	/s/ John R. Emery
Date: September 9, 2005		Name: John R. Emery
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Bank Facilities Commitment Letter dated September 2, 2005
99.1	Press Release of Ventiv Health, Inc., dated September 7, 2005